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                                                                   EXHIBIT 10.28


                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into as of the 7th day of May, 1999, by and between The Goldman Sachs Group, Inc., a Delaware corporation ("GS Inc.") and each of the Indemnitees listed on the signature pages to this agreement (each, an "Indemnitee", and collectively, the "Indemnitees") as such signature pages may be amended and supplemented from time to time.

                                   WITNESSETH

         WHEREAS, GS Inc. has become party to a plan for the incorporation of the business of The Goldman Sachs Group, L.P. ("GS Group") and the related reorganization of the business of GS Group, which plan was approved by The Goldman Sachs Corporation ("GS Corp.") in its capacity as general partner of GS Group and by the Schedule II Limited Partners of GS Group in March 1999 (such plan of incorporation together with all exhibits thereto as it or they may be amended from time to time, the "Plan of Incorporation");

         WHEREAS, as part of the Plan of Incorporation, GS Inc. has filed and proposes to file registration statements (the "Registration Statements") with the Securities and Exchange Commission for the public offering and sale of shares of its common stock (including shares issuable in connection with employee benefit plans) and debt securities (including medium-term notes);


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         WHEREAS, GS Inc. has requested and will request certain of the
Indemnitees to execute the Registration Statements in the capacity or capacities listed and to be listed in such Registration Statements; and

         WHEREAS, each Indemnitee is or was one or more of the following: (i) an officer or director of GS Inc., (ii) an officer or director of GS Corp., (iii) a person requested or authorized by the board of directors or a person authorized by the board of directors of GS Inc. or GS Corp. to take actions on behalf of GS Group, GS Inc. or GS Corp. in connection with the Registration Statements or the Plan of Incorporation or (iv) a member of the Management Committee or Partnership Committee of GS Inc. or the former Executive Committee of GS Group.

         NOW, therefore, in consideration of each Indemnitee's acting and agreeing to act in the capacities referred to above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         1. General. GS Inc. (A) will indemnify and hold harmless each Indemnitee against any Losses (as hereinafter defined), joint or several, to which such Indemnitee may become subject, under the Securities Act of 1933, as amended (the "Act") or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statements or any related Rule 462(b) Registration Statements or any preliminary prospectus or prospectus comprising a part thereof, or any


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amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that GS Inc. shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to such Indemnitee made in any preliminary prospectus, any registration statement or any prospectus or any amendment or supplement in reliance upon and in conformity with written information relating to such Indemnitee furnished to GS Inc. by such Indemnitee expressly for use therein; and (B) will indemnify and hold harmless each Indemnitee against any Losses (or actions in respect thereof) which otherwise arise out of or are based upon or asserted against such Indemnitee in connection with such Indemnitee's acting in the capacities referred to above in connection with the transactions contemplated by the Plan of Incorporation, except to the extent any such Losses referred to in this clause (B) arise out of or are based upon the type of conduct for which (x) a director would not be exempt from liability or (y) the indemnification of a director would be limited in respect of such Losses, in the case of (x) and (y), within the meaning of Article Twelfth of the Amended and Restated Certificate of Incorporation of GS Inc. or
Section 102(b)(7) of the Delaware General Corporation Law (whether or not such Indemnitee is a director).

         Notwithstanding the foregoing provisions of this Section 1, GS Inc. and each Indemnitee agree that insofar as indemnification for liabilities arising under the Act


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may be permitted under this Agreement to an Indemnitee who is a director, officer or controlling person of GS Inc., in the event that a claim for indemnification against such liabilities is made by such an Indemnitee (other than the payment by GS Inc. of expenses incurred or paid by such Indemnitee in the successful defense of any action, suit or proceeding) in connection with a Registration Statement, GS Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and GS Inc. and such Indemnitee will be governed by the final adjudication of such question.

         2. Losses. As used in this Agreement, the term "Losses" shall include, without limitation, damages, losses, claims, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants' fees, and disbursements and costs of attachment or similar bonds, investigation costs, defense preparation costs, costs of preparing for and presenting evidence or testimony, and any expenses of establishing a right to indemnification under this Agreement. The term "Losses" shall not include taxes except to the extent taxes are imposed in respect of payments otherwise made pursuant to this Agreement, in which case such Indemnitee's Losses shall include an amount not greater than the net taxes payable (taking into account any deductions or other tax benefits available to such Indemnitee as a result of the Losses in respect of which such payment is made).


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         3. Enforcement. Subject to the provisions of the second paragraph of
Section 1 hereof, if a claim or request by an Indemnitee under this Agreement is not paid by GS Inc. or on its behalf, within thirty (30) days after a written claim or request has been received by GS Inc. and, if applicable, the affirmation in Section 5 hereof has been received by GS Inc., such Indemnitee may at any time thereafter commence an arbitration proceeding in accordance with
Section 9 hereof against GS Inc. to recover the unpaid amount of the claim or request and, if successful in whole or in part, such Indemnitee shall be entitled to be paid also the expenses of prosecuting such proceeding. It shall be a defense to any such proceeding (other than a proceeding commenced to enforce a claim for expenses incurred in defending any actual or threatened proceeding in advance of its final disposition where the required affirmation and undertaking, if any is required, have been tendered to GS Inc.) that such Indemnitee has not met the standards of conduct for GS Inc. to indemnify such Indemnitee herein for the amount claimed, but the burden of proving such defense shall be on GS Inc. Neither the failure of GS Inc. (including its Board of Directors, legal counsel or shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of such Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth herein, nor an actual determination by GS Inc. (including its Board of Directors, legal counsel or shareholders) that such Indemnitee has not met such applicable standard of conduct, shall be a defense to the proceeding or create a presumption that such Indemnitee has not met the applicable standard of conduct.


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         4. Partial Indemnification. If an Indemnitee is entitled under any provision of this Agreement to indemnification by GS Inc. for some or a portion of any Losses, but not for the total amount thereof, GS Inc. shall nevertheless indemnify such Indemnitee for the portion of such Losses to which such Indemnitee is entitled.

         5. Expenses. Expenses incurred by an Indemnitee in connection with any proceeding shall be paid by GS Inc. upon request of such Indemnitee that GS Inc. pay such expenses, but only upon receipt by GS Inc. of (i) a written affirmation of such Indemnitee's good faith belief that the applicable standard of conduct necessary for indemnification by GS Inc. has been met, (ii) a written undertaking by or on behalf of such Indemnitee to reimburse GS Inc. for expenses if and to the extent that it is ultimately determined that the applicable standard of conduct has not been met and (iii) satisfactory evidence of the amount of such expenses.

         6. Notice of Claim. Each Indemnitee shall promptly notify GS Inc. in writing of any claim against such Indemnitee for which indemnification will or could be sought under this Agreement. In addition, each Indemnitee shall give GS Inc. such information and cooperation as it may reasonably require and as shall be within such Indemnitee's power and at such times and places as are not unduly burdensome for such Indemnitee.

         7. Defense of Claim. With respect to any proceeding as to which an Indemnitee notifies GS Inc. of the commencement thereof:

                  (a) GS Inc. will be entitled to participate at its own expense;


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                  (b) subject to Section 7(c) hereof, GS Inc. shall not, in
         connection with any proceeding or related proceedings in the same jurisdiction against any Indemnitee and any other Indemnitees, be liable to such Indemnitee and such other Indemnitees for the fees and expenses of more than one separate law firm (in addition to a single firm of local counsel);

                  (c) except as otherwise provided below, to the extent that it may wish, GS Inc. will be entitled to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee, which in GS Inc.'s sole discretion may be regular counsel to GS Inc. and may be counsel to other Indemnitees. The Indemnitees also shall have the right to employ one separate counsel for such Indemnitees in such action, suit or proceeding if such Indemnitees reasonably conclude that if they did not there would be a conflict of interest between GS Inc. and such Indemnitees, and under such circumstances the fees and expenses of such counsel shall be paid by GS Inc.; and

                  (d) GS Inc. shall not be liable to indemnify an Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without GS Inc.'s written consent. GS Inc. shall not settle any action or claim in any manner which would impose any cost or limitation on an Indemnitee without such Indemnitee's written consent.


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         Neither GS Inc. nor an Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

         8. Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Agreement shall not be exclusive of or affected in any way by any other right which an Indemnitee may have or hereafter may acquire under any statute, certificate of incorporation, by-laws, agreement, arrangement, resolution or instrument providing indemnification or expense payment, except that any payments otherwise required to be made by GS Inc. hereunder shall be offset by any and all amounts received by an Indemnitee from any other indemnitor or under one or more liability insurance policies maintained by an indemnitor or otherwise and shall not be duplicative of any other payments received by an Indemnitee from GS Inc. in respect of the matter giving rise to the indemnity hereunder. When an Indemnitee is entitled to indemnification, expense advancement or reimbursement under this Instrument and any other agreement, arrangement, resolution or instrument of GS Inc. or The Goldman Sachs Group, L.P., the Indemnitee may choose to pursue its rights under one or more, but less than all, of such applicable agreements, arrangements, resolutions or instruments, in which case such Indemnitee need only comply with the standards and procedures of the agreements, arrangements, resolutions or instruments under which it chooses to pursue its rights. Without limiting the foregoing, the rights of any indemnified person under the resolution of the Executive Committee of GS Group, adopted on May 12, 1997 (the "Resolution")


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shall remain in full force and effect insofar as an indemnified person has any rights thereunder with respect to the acts, omissions and status of such person through the date of this Agreement. The execution and delivery of this Instrument shall constitute notice, effective as of the date of this Instrument, that the Resolution is rescinded insofar as it relates to the acts, omissions and status of such person after the date of this Instrument.

         9. Arbitration. (a)Subject to the provisions of the second paragraph of
Section 1 and Section 9(b) hereof, any dispute, controversy or claim between an Indemnitee and GS Inc. arising out of or relating to or concerning the provisions of this Agreement shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. ("NYSE") or, if the NYSE declines to arbitrate the matter, the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA.

         (b) Notwithstanding the provision of Section 9(a) and in addition to its right to submit any dispute or controversy to arbitration, GS Inc. may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the State of Delaware, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily or permanently enforcing the provisions of this Agreement or to enforce an arbitration award, and, for the purposes of this
Section 9(b), each Indemnitee (i) expressly consents to the application of
Section 9(c) hereof to any such action or proceeding, (ii) agrees that proof shall not be required that


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monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints each General Counsel of GS Inc., c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 as such Indemnitee's agent for service of process in connection with any such action or proceeding, who shall promptly advise such Indemnitee of any such service of process.

                  (c) (i) EACH INDEMNITEE HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT THAT IS NOT OTHERWISE ARBITRATED ACCORDING TO THE PROVISIONS OF SECTION 9(a) HEREOF. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The parties acknowledge that the forum designated by this Section 9(c) has a reasonable relation to this Agreement, and to the parties' relationship with one another. Notwithstanding the foregoing, nothing herein shall preclude GS Inc. from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 9.

                  (ii) The agreement of an Indemnitee as to forum is independent of the law that may be applied in the action, and each Indemnitee agrees to this forum even if the forum may under applicable law choose to apply non-forum law. Each Indemnitee hereby waives, to the fullest extent permitted by applicable law, any


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         objection which such Indemnitee now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 9(c)(i). The parties undertake not to commence any action arising out of or relating to this Agreement in any forum other than the forum described in this Section 9(c). The parties agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the parties.

         10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by merger or consolidation), heirs, executors and administrators.

         11. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         12. Amendment. Each party understands that from time to time certain other persons may become Indemnitees and certain Indemnitees will cease to be Indemnitees to the extent provided in this Section 12. Accordingly, this Agreement may be amended by action of GS Inc. from time to time to add additional Indemnitees, without the approval of any other person other than such proposed Indemnitees, each of whom shall execute a counterpart of the signature page of this Agreement. This


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Agreement may also be amended by action of GS Inc. and without the approval of any other person to remove an Indemnitee; provided that such amendment shall not be effective unless GS Inc. has provided 30 days prior written notice to the Indemnitee and, in any event, such amendment shall not affect any rights of such Indemnitee to be indemnified in respect of Losses associated with the acts, omissions or status of such Indemnitee through the effective date of such termination (including the right to subsequent indemnification and expense advancement and reimbursement relating to such acts, omissions or status).

         13. Waiver of Breach. The failure or delay of a party at any time to require performance by any other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to other or further notice or demand in similar or other circumstances.

         14. Severability. GS Inc. and each Indemnitee agree that the agreements and provisions contained in this Agreement are severable and divisible, that each such agreement and provision does not depend upon any other provision or agreement for its enforceability, and that each such agreement and provision set forth


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herein constitutes an enforceable obligation between GS Inc. and such
Indemnitee. Consequently, GS Inc. and each Indemnitee hereto agrees that neither the invalidity nor the unenforceability of any provision of this Agreement shall affect the other provisions hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable provision were omitted.

         15. No Presumption. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an Indemnitee did not meet the applicable standard of conduct for indemnification under this Agreement.

         16. Notices. Any communication, demand or notice to be given hereunder will be duly given when delivered in writing by hand or first class mail to GS Inc. at its principal executive office or to an Indemnitee at its last address appearing in the business records of GS Inc. (or to such other addresses as a party may designate by written notice to GS Inc.).

         17. No Assignments. No Indemnitee may assign its rights or obligations under this Agreement without the prior written consent of GS Inc.

         18. No Third Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions are for the sole


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and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

         19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first written above.

                                     THE GOLDMAN SACHS GROUP, INC.


                                     By:______________________________
                                     Name:
                                     Title:


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                                  INDEMNITEES:



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